Exhibit 10.45
SUBORDINATION AND INTERCREDITOR AGREEMENT
          This SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of January 5, 2007 is among TERREMARK WORLDWIDE, INC., a Delaware corporation (the “Company”); NAP OF THE AMERICAS, INC.; NAP OF THE AMERICAS/WEST, INC.; OPTICAL COMMUNICATIONS, INC.; PARK WEST TELECOMMUNICATIONS INVESTORS, INC.; SPECTRUM TELECOMMUNICATIONS CORP.; TECOTA SERVICES CORP.; TERREMARK FINANCIAL SERVICES, INC.; TERREMARK FORTUNE HOUSE #1, INC.; TERREMARK LATIN AMERICA, INC.; TERREMARK MANAGEMENT SERVICES, INC.; TERREMARK REALTY, INC.; TERREMARK TECHNOLOGY CONTRACTORS, INC.; TERRREMARK TRADEMARK HOLDINGS, INC.; TERRENAP DATA CENTERS, INC.; TERRENAP SERVICES, INC.; TERREMARK FEDERAL GROUP, INC.; and TERREMARK EUROPE, INC. (each, a “Guarantor” and, collectively, the “Guarantors”), FALCON MEZZANINE PARTNERS, LP (“Falcon”), STICHTING PENSIOENFONDS VOOR DE GEZOND-HEID, GEESTELIJKE EN MAATSCHAPPELIJKE BELANGEN (“SPM”), STICHTING PENSIOENFONDS ABP (“ABP” and, together with Falcon and SPM, the “Senior Creditors”), FMP AGENCY SERVICES, LLC (the “Senior Agent”), CREDIT SUISSE, INTERNATIONAL (“Subordinated Creditor”) and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee under the Indenture (as hereinafter defined) (“Subordinated Agent”).
R E C I T A L S
          A. The Company, Senior Agent and the Senior Creditors have entered into a Purchase Agreement dated December 31, 2004 (as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time including, without limitation, as amended on the date hereof, the “Senior Purchase Agreement”), pursuant to which, among other things, Senior Creditors have purchased $30,000,000 aggregate principal amount of Senior Secured Notes due 2009 (as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time as permitted hereunder and including any notes issued in exchange or substitution therefore or replacement thereof, each individually a “Senior Note” and collectively the “Senior Notes”).
          B. The Company, the Guarantors, Subordinated Creditor, and Credit Suisse, Cayman Islands Branch have entered into a Purchase Agreement of even date herewith (as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time as permitted hereunder, the “Subordinated Purchase Agreement”) pursuant to which, among other things, the Subordinated Creditor has extended credit to the Company as evidenced by certain Senior Subordinated Convertible Notes due 2009 issued by the Company in favor of the Subordinated Creditor in the original aggregate principal amount of $4,000,000 (as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time as permitted hereunder and including any notes issued in exchange or substitution therefor or replacement thereof, each individually a “Subordinated Note” and collectively the “Subordinated Notes”).

          C. The Company and Subordinated Agent have entered into an Indenture of even date herewith (as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time as permitted hereunder, the “Indenture”) pursuant to which, among other things, the Subordinated Notes were issued by the Company in favor of the Subordinated Creditor.
          D. As an inducement to and as one of the conditions precedent to the agreement of the Senior Creditors to consent to the transactions contemplated by the Subordinated Purchase Agreement and Indenture, Senior Agent, and Senior Creditors have required the execution and delivery of this Agreement by the Subordinated Creditor, the Subordinated Agent and the Obligors (as herinafter defined).
          NOW, THEREFORE, in order to induce Senior Agent and Senior Creditors to consent to the transactions contemplated by the Subordinated Purchase Agreement and the Indenture, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:
     1. Definitions. All capitalized terms used but not elsewhere defined in this Agreement (including the preamble and recitals hereto) shall have the respective meanings ascribed to such terms in the Senior Purchase Agreement as in effect on the date hereof. The following terms shall have the following meanings in this Agreement:
     Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.
     Basic Documents shall have (and each capitalized term used therein shall have) the meaning ascribed to such term in the Senior Purchase Agreement, as in effect on the date hereof.
     Enforcement Action is defined in subsection 2.7(b).
     Lien shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever and any contingent or other agreement to provide any of the foregoing.
     Obligor shall mean the Company and each other Person that guarantees or grants a Lien on any of its Property to secure the payment, observance or performance of all or any part of the Senior Indebtedness, including, without limitation, the Guarantors.
     Paid in Full or Payment in Full shall mean the payment in full in cash of all Senior Indebtedness and termination of all commitments to lend under the Basic Documents and Permitted Refinancing Debt Documents. Senior Indebtedness shall be considered to be outstanding whenever any commitment to make loans or otherwise extend credit under the Senior Purchase Agreement or Permitted Refinancing Debt Documents is outstanding.

     Permitted Refinancing shall mean any refinancing of the Senior Indebtedness under the Basic Documents; provided, that the financing documentation entered into by Obligors in connection with such Permitted Refinancing constitutes Permitted Refinancing Debt Documents and the aggregate principal amount of such refinancing does not exceed the maximum principal amount of Senior Indebtedness permitted under the definition thereof.
     Permitted Refinancing Debt Documents shall mean any financing documentation which replaces the Basic Documents and pursuant to which the Senior Indebtedness under the Basic Documents is refinanced, as such financing documentation may be amended, supplemented, restated or otherwise modified and in effect from time to time as permitted hereunder, but specifically excluding any such financing documentation to the extent that it contains, either initially or by amendment or other modification, any terms, conditions, covenants or defaults other than those which (a) then exist in the Basic Documents or (b) could be included in the Basic Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.
     Permitted Subordinated Indebtedness Payments shall mean:
     (a) interest payments on account of the Subordinated Indebtedness evidenced by the Subordinated Notes but only to the extent made on a paid-in-kind or accretion basis (and not made in cash);
     (b) the accrual (and not payment in cash) of default interest on Subordinated Indebtedness evidenced by the Subordinated Notes;
     (c) the payment of fees on the date hereof pursuant to the Subordinated Purchase Agreement to the extent made in shares of common stock of the Company (the “Fee Shares”);
     (d) the payment in cash of liquidated damages, if any, pursuant to that certain Registration Rights Agreement dated the date hereof by and among the Obligors and Credit Suisse International related to the Fee Shares; and
     (e) reimbursement under the Subordinated Purchase Agreement for the reasonable and documented out-of-pocket costs and expenses of the holders of the Subordinated Notes pursuant to the terms of the Subordinated Purchase Agreement either (1) incurred in connection with the negotiation, execution or delivery of the Subordinated Purchase Agreement and paid within 30 days of the date hereof or (2) incurred in connection with the enforcement of the Subordinated Purchase Agreement or otherwise in an aggregate not to exceed $100,000;
     in each instance, to the extent then due and payable in accordance with the terms of the Subordinated Indebtedness Documents.
     Person shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

     Proceeding is defined in subsection 2.3.
     Property shall mean, with respect to any Person, all property and interests in property of such Person, whether real, personal or mixed, whether now owned or existing or hereafter acquired or arising and wheresoever located.
     Related Fund shall mean, with respect to any holder of Subordinated Indebtedness, (a) any fund, trust or similar entity that invests in commercial loans in the ordinary course of business and is advised, managed or serviced by (i) such holder, (ii) an affiliate of such holder, (iii) the same investment advisor that manages such holder or (iv) an affiliate of an investment advisor that manages such holder, or (b) any finance company, insurance company or other financial institution which temporarily warehouses loans for such holder or any Person described in clause (a) above.
     Reorganization Subordinated Securities shall mean any (a) equity securities of the Company or any of its subsidiaries and (b) notes or other debt securities issued in substitution of all or any portion of the Subordinated Indebtedness that are subordinated, including in right of payment, to the Senior Indebtedness (or any notes or other securities issued in substitution of all or any portion of the Senior Indebtedness) at least to the same extent and, in the case of clause (b), on substantially the same terms that the Subordinated Indebtedness is subordinated to the Senior Indebtedness pursuant to the terms of this Agreement, and which securities have maturities and other terms no less advantageous to Obligors and Senior Creditors than the terms contained in the Subordinated Indebtedness Documents.
     Required Holders shall have the meaning ascribed to such term in the Senior Purchase Agreement; provided, that, after the consummation of any Permitted Refinancing, the term “Required Holders” shall mean the holders of Senior Indebtedness having the right and/or ability under the Permitted Refinancing Debt Documents to effectuate the waiver, amendment, granting of consent or other matter in question.
     Senior Agent shall have the meaning ascribed to such term in the preamble of this Agreement; provided, that, after the consummation of any Permitted Refinancing, the term “Senior Agent” shall refer to any Person appointed by the holders of the Senior Indebtedness as agent for themselves for the purposes of this Agreement.
     Senior Covenant Default shall mean any “Default” or “Event of Default” under the Senior Purchase Agreement or Permitted Refinancing Debt Documents, other than a Senior Payment Default.
     Senior Creditor or Senior Creditors shall mean any “Noteholder” or the “Noteholders,” respectively, as such terms are defined in the Senior Purchase Agreement; provided, that, after the consummation of any Permitted Refinancing, such terms shall refer to any holder or all of the holders, respectively, of the Senior Indebtedness.
     Senior Creditor Collateral shall mean all of the assets and property of any Obligor, whether real, personal. mixed, with respect to which a Lien is granted or purported to be granted as security for any Senior Indebtedness.

     Senior Default Notice shall mean a written notice from Senior Agent or any Senior Creditor to Subordinated Agent and the Company pursuant to which the Subordinated Agent is notified of the existence of a Senior Covenant Default.
     Senior Indebtedness shall mean all Indebtedness, liabilities and other obligations of any and every kind and nature now existing or hereafter arising, contingent or otherwise, of any Obligor or any other Person under, in connection with, or evidenced or secured by the Senior Purchase Agreement or any of the other Basic Documents, including, without limitation, all such Obligations to pay (i) principal, (ii) interest or premium (including interest accruing after the commencement of any Proceeding, whether or not constituting an allowed claim in such Proceeding), (iii) fees, (iv) costs, expenses and other amounts related to any indemnity against loss, damage or liability, (v) any other monetary obligation, and all such Indebtedness, obligations and liabilities incurred with respect to Permitted Refinancings, together with any amendments, restatements, modifications, renewals or extensions of any thereof permitted hereunder; provided, that, in no event shall the principal amount of the Senior Indebtedness exceed the sum of (a) $30,000,000, reduced by the amount of any principal repayments and permanent commitment reductions under the Senior Purchase Agreement or any Permitted Refinancing Debt Documents, to the extent that such repayments and reductions may not be reborrowed (specifically excluding, however, any such repayments and commitment reductions occurring in connection with any Permitted Refinancing), plus (b) costs and expenses incurred following the occurrence of a Senior Payment Default or Senior Covenant Default, as the case may be, by or for the account of the holders of Senior Indebtedness (or any representatives thereof) to preserve or protect any Senior Creditor Collateral, plus (c) the amount of interest that is capitalized and added to the principal amount of the Senior Notes in accordance with the terms thereof.
     Senior Payment Default shall mean a Default or Event of Default described in Section 10.01(a) or (b) of the Senior Purchase Agreement or any corresponding provision in the Permitted Refinancing Debt Documents or any other Default or Event of Default resulting from the failure of any Obligor to pay, on a timely basis, any principal interest, premium, fees or other obligations under any Basic Document or Permitted Refinancing Debt Document, including, without limitation, in each case, any default in payment of Senior Indebtedness after acceleration thereof.
     Subordinated Creditor shall mean the Subordinated Creditor that is a signatory to this Agreement and any other holder of the Subordinated Note(s) or any other Subordinated Indebtedness from time to time.
     Subordinated Default shall mean a default in the payment of the Subordinated Indebtedness, or performance of any term, covenant or condition contained in the Subordinated Indebtedness Documents or the occurrence of any other event or condition constituting a default or event of default under the Subordinated Indebtedness Documents.
     Subordinated Default Notice shall mean a written notice to Senior Agent and the Company from Subordinated Agent or the Subordinated Creditor pursuant to which Sen ior Agent is notified of the existence of a Subordinated Default, which notice incorporates a reasonably detailed description of such Subordinated Default.
     Subordinated Indebtedness shall mean all Indebtedness, liabilities and other obligations of any and every kind and nature now existing or hereafter arising, contingent or otherwise, of any Obligor or any other Person under, in connection with, or evidenced by any of the Subordinated Indebtedness Documents, in each case including, without limitation, obligations to pay (i) principal, (ii) interest or premium (including interest accruing after the commencement of any Proceeding, whether or not constituting an allowed claim in such Proceeding, and any premium payable with respect to any prepayment of the Subordinated Indebtedness pursuant to the Subordinated Indebtedness Documents), (iii) fees, (iv) costs, expenses and other amounts related to any indemnity against loss, damage or liability, and (v) any other monetary obligation.
     Subordinated Indebtedness Documents shall mean the Subordinated Notes, Subordinated Purchase Agreement, Indenture, any guaranty with respect to the Subordinated Indebtedness, and all other agreements, documents and instruments evidencing or pertaining to any portion of the Subordinated Indebtedness, as amended, supplemented, restated or otherwise modified and in effect from time to time as permitted hereunder.
     The definitions in Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including”, and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all rights and interests in tangible and intangible assets and properties of any kind whatsoever, whether real, personal or mixed, including cash, securities, equity interests, accounts and contract rights. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. Any reference to a Person, shall be deemed to include a reference to such Person’s successors and assigns (including any debtor in possession and any other Person to which substantially all of the assets of such Person are transferred). All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.
     2. Subordination of Subordinated Indebtedness to Senior Indebtedness.
     2.1 Subordination. The payment of any and all of the Subordinated Indebtedness hereby expressly is subordinated, to the extent and in the manner set forth herein, to the Payment in Full of the Senior Indebtedness. Each holder of Senior Indebtedness, whether now outstanding or hereafter arising, shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained herein. Nothing in this Agreement shall apply to claims of, or payments to, the Subordinated Agent, solely in its capacity as Trustee and not for the benefit of any Subordinated Creditor, under or pursuant to any provision of the Indenture.
     2.2 Restriction on Payments. Notwithstanding any provision of the Subordinated Indebtedness Documents to the contrary and in addition to any other limitations set forth herein or therein, no payment (whether made in cash, securities, other than any Reorganization Subordinated Securities, or other Property or by set-off) of principal, interest, premium or any other amount due with respect to the Subordinated Indebtedness shall be made or received, and neither Subordinated Agent nor the Subordinated Creditor shall exercise any right of set-off or recoupment with respect to any Subordinated Indebtedness, until all of the Senior Indebtedness is Paid in Full; provided, that, except as provided in the immediately succeeding sentence or in subsection 2.3, the Company may make and Subordinated Agent and the Subordinated Creditor may accept and retain Permitted Subordinated Indebtedness Payments and provided, further, that the Company may make and Subordinated Agent may accept and retain payments to the Subordinated Agent contemplated by subsection 2.1. Notwithstanding the foregoing, no Obligor may make, and neither Subordinated Agent nor the Subordinated Creditor may accept or retain, any payment of principal, interest, premium or any other amount with respect to the Subordinated Indebtedness (other than any payment made solely in Reorganization Subordinated Securities or payments made to the Subordinated Agent as contemplated in subsection 2.1) if, at the time of such payment or, with respect to clause (a) below, immediately after giving effect thereto:
     (a) a Senior Payment Default exists; or
     (b) subject to the penultimate sentence of this subsection 2.2, the Subordinated Agent and the Subordinated Creditor shall have received a Senior Default Notice from Senior Agent or any Senior Creditor stating that a Senior Covenant Default exists or would be created by the making of such payment.
          The Company may resume Permitted Subordinated Indebtedness Payments (and may make any Permitted Subordinated Indebtedness Payments missed due to the application of clauses (a) or (b) of this subsection 2.2), and Subordinated Agent and Subordinated Creditor may accept and retain such Permitted Subordinated Indebtedness Payments:
     (1) in the case of a Senior Payment Default referred to in clause (a) of this subsection 2.2, upon a cure or waiver (as evidenced by a written waiver from Senior Agent or the Senior Creditors to the Company) thereof in accordance with the terms of the Senior Purchase Agreement or Permitted Refinancing Debt Documents; or
     (2) in the case of a Senior Covenant Default referred to in clause (b) of this subsection 2.2, upon the earlier to occur of (x) the cure or waiver (as evidenced by a written waiver from Senior Agent or the Senior Creditors to the Company) of all such Senior Covenant Defaults in accordance with the terms of the Senior Purchase Agreement or Permitted Refinancing Debt Documents, and (y) the expiration of 180 days from the date on which the Senior Default Notice was received.
     Notwithstanding any provision of this subsection 2.2 to the contrary:

     (A) the Company shall not be prohibited from making, and Subordinated Agent and Subordinated Creditor shall not be prohibited from accepting and retaining, Permitted Subordinated Indebtedness Payments by virtue of the payment blockage effected by clause (b) of this subsection 2.2 for more than an aggregate of 180 days within any period of 360 consecutive days;
     (B) no Senior Covenant Default existing on the date any notice is given pursuant to clause (b) of this subsection 2.2 shall, unless the same shall have ceased to exist for a period of at least 60 consecutive days, be used as a basis for any subsequent such notice (for purposes of this paragraph, breaches of the same financial covenant for consecutive periods shall constitute separate and distinct Senior Covenant Defaults); and
     (C) Senior Agent and the Senior Creditors shall not deliver more than three (3) Senior Default Notices, in the aggregate, prior to the termination of this Agreement.
          The provisions of this subsection 2.2 shall not apply to any payment with respect to which subsection 2.3 would be applicable.
     2.3 Proceedings. In the event of any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of any Obligor or any of its Subsidiaries or any of their respective Property (a “Proceeding”): (i) all Senior Indebtedness first shall be Paid in Full before any payment (whether made in cash, securities or other Property) of or with respect to the Subordinated Indebtedness shall be made in such Proceeding (other than a distribution of Reorganization Subordinated Securities); (ii) any payment which, but for the terms hereof, otherwise would be payable or deliverable in such Proceeding in respect of the Subordinated Indebtedness (other than a distribution of Reorganization Subordinated Securities), shall be paid or delivered directly to Senior Agent (to be held and/or applied by Senior Agent in accordance with the terms of the Senior Purchase Agreement or the Permitted Refinancing Debt Documents) until all Senior Indebtedness is Paid in Full, and Subordinated Agent and the Subordinated Creditor each irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries, and Subordinated Agent and the Subordinated Creditor each also irrevocably authorizes, empowers and directs Senior Agent to demand, sue for, collect and receive every such payment or distribution; (iii) Subordinated Agent and the Subordinated Creditor each agrees to execute and deliver to Senior Agent or its representative, at the Company’s sole cost and expense, all such further instruments confirming the authorization referred to in the foregoing clause (ii) as Senior Agent may reasonably request; and (iv) Subordinated Agent and the Subordinated Creditor each hereby irrevocably authorizes, empowers and appoints Senior Agent its agent and attorney-in-fact to execute, verify, deliver and file any proofs of claim (but not vote such claims) in respect of the Subordinated Indebtedness in connection with any such Proceeding upon the failure of such Person to do so 15 days before the expiration of the time to file any such proof of claim; provided, that Senior Agent shall have no obligation to execute, verify, deliver, and/or file any such proof of claim. The Senior Indebtedness shall continue to be treated as Senior Indebtedness and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Agent, Senior Creditors, Subordinated Agent and Subordinated Creditor even if all or part of the Senior Indebtedness or the Liens securing the Senior Indebtedness are subordinated, set aside, avoided or disallowed in connection with any such proceeding. This Agreement shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of the Senior Indebtedness or any representative of such holder and the Senior Indebtedness, or portion thereof, intended to have been satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
     2.4 Incorrect Payments. If any payment (whether made in cash, securities or other Property) not permitted to be accepted by Subordinated Agent or Subordinated Creditor under this Agreement is received by Subordinated Agent or the Subordinated Creditor on account of any Subordinated Indebtedness before all Senior Indebtedness is Paid in Full, such payment shall not be commingled with any asset of such Person, shall be held in trust by such Person for the benefit of Senior Agent and Senior Creditors and shall be paid over to Senior Agent, or its designated representative, for application (in accordance with the Senior Purchase Agreement or the Permitted Refinancing Debt Documents, as the case may be) to the payment of the Senior Indebtedness then remaining unpaid, until all of the Senior Indebtedness is Paid in Full.
     2.5 Sale, Transfer. The Subordinated Creditor shall not sell, assign, dispose of or otherwise transfer all or any portion of the Subordinated Indebtedness unless following such sale, assignment, disposition or other transfer, there shall either be (i) no more than two (2) holders of Subordinated Indebtedness (provided, that each holder of Subordinated Indebtedness and its respective affiliates and Related Funds shall be counted as a single holder for purposes of determining compliance with the foregoing limitation), or (ii) one Person acting as agent for all holders of the Subordinated Indebtedness pursuant to documentation reasonably satisfactory to Senior Agent such that any Senior Default Notices and other notices and communications to be delivered to the Subordinated Creditor hereunder and any consents required by the Subordinated Creditor shall be made to or obtained from such agent and shall be binding on the Subordinated Creditor as if directly delivered to or obtained from such Subordinated Creditor. In the event of a permitted sale, assignment, disposition or other transfer, prior to or substantially contemporaneously with the consummation of any such action, the transferee thereof shall execute and deliver to Senior Agent a joinder to this Agreement, or an agreement substantially identical to this Agreement, in either case providing for the continued subordination and forbearance of the Subordinated Indebtedness to the Senior Indebtedness as provided herein and for the continued effectiveness of all of the rights of Senior Agent and Senior Creditors arising under this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Subordinated Indebtedness, and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Creditor, as provided in Section 10 below. The Subordinated Agent shall not be required to take any action in furtherance of this Section 2.5.
     2.6 Legends. Until the Senior Indebtedness is Paid in Full, the Subordinated Purchase Agreement, each of the Subordinated Notes and all other Subordinated Indebtedness Documents evidencing any Subordinated Indebtedness at all times shall contain in a conspicuous manner the following legend:
“This Note [or other Subordinated Indebtedness Document] and the indebtedness evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement

(the “Subordination Agreement”) dated as of January 5, 2007 among Terremark Worldwide, Inc. as the Issuer, the Subsidiary Guarantors named therein, FMP Agency Services, LLC, as the Senior Agent to the Senior Creditors named therein, Credit Suisse, International, as the Subordinated Creditor named therein, and The Bank of New York Trust Company, N.A., as Trustee and as the Subordinated Agent named therein and each holder of this Note, by its acceptance hereof, shall be bound by the provisions of the Subordination and Intercreditor Agreement.”
     2.7 Restriction on Action by the Subordinated Creditor.
     (a) Until the Senior Indebtedness is Paid in Full and notwithstanding anything contained in the Subordinated Indebtedness Documents, the Senior Purchase Agreement, the other Basic Documents or the Permitted Refinancing Debt Documents to the contrary, neither Subordinated Agent nor the Subordinated Creditor shall, without the prior written consent of Senior Agent and each Senior Creditor, agree to any amendment, modification or supplement to the Subordinated Indebtedness Documents, the effect of which is to (i) increase the maximum principal amount of the Subordinated Indebtedness, (ii) increase the rate of interest on any of the Subordinated Indebtedness, except in connection with the imposition of a default rate of interest to the extent provided for in the Subordinated Indebtedness Documents on the date hereof, (iii) shorten the dates upon which payments of principal or interest on the Subordinated Indebtedness are due, (iii) change in a manner adverse to any Obligor or add any event of default, or add or make more restrictive any covenant with respect to the Subordinated Indebtedness, (iv) change the redemption, prepayment or put provisions of the Subordinated Indebtedness in a manner adverse to any Obligor, (v) alter the subordination provisions with respect to the Subordinated Indebtedness, including, without limitation, subordinating the Subordinated Indebtedness to any other indebtedness, (vi) alter the repayment terms of the Subordinated Indebtedness, (vii) take any Liens on any Property of any Obligor, any Subsidiary of any Obligor or any other Person, (viii) obtain any guaranties or credit support from any Person, unless Senior Agent and Senior Creditors have obtained a guaranty or credit support, as the case may be, in respect of the Senior Indebtedness from such Person and such Person’s obligations in respect of such guaranty or credit support, as the case may be, in favor of Subordinated Agent and Subordinated Creditor in respect of the Subordinated Indebtedness are subordinated to its obligations in respect of the Senior Indebtedness on the same terms and to the same extent that the Subordinated Indebtedness is subordinated to the Senor Indebtedness pursuant the terms of this Agreement, or (ix) change or amend any other term of the Subordinated Indebtedness Documents if such change or amendment would increase the obligations of any Obligor or confer additional material rights on Subordinated Agent or the Subordinated Creditor or any other holder of the Subordinated Indebtedness in a manner adverse to any Obligor, Senior Agent or Senior Creditors.
     (b) Until the Senior Indebtedness is Paid in Full, neither Subordinated Agent nor the Subordinated Creditor shall, without the prior written consent of Senior Agent, take any action to collect, or enforce payment of the Subordinated Indebtedness, exercise any of the remedies with respect to the Subordinated Indebtedness set forth in any of the Subordinated Indebtedness Documents or that otherwise may be available to Subordinated Agent or the Subordinated Creditor, either at law or in equity, by judicial proceedings (including by filing a Proceeding) or oth-

erwise (an “Enforcement Action”), except as provided in the following sentence. Upon the earliest to occur of:
     (i) the passage of 180 days from the date of Senior Agent’s and each Senior Creditor’s receipt of a Subordinated Default Notice that includes a statement that Subordinated Creditor is commencing the 180-day standstill period provided for herein if the Subordinated Default described therein shall not have been cured or waived within such period;
     (ii) acceleration of the Senior Indebtedness (provided, that if, following any such acceleration of the Senior Indebtedness, such acceleration in respect of the Senior Indebtedness is rescinded, then all Enforcement Actions taken by Subordinated Agent or the Subordinated Creditor shall likewise be rescinded if (A) such Enforcement Actions are based on this clause (ii) and (B) neither Subordinated Agent nor the Subordinated Creditor shall have any right under any other clause of this subsection 2.7(b) to take any Enforcement Actions).
     (iii) the occurrence of a Proceeding (provided, that if such Proceeding is dismissed, the corresponding prohibition against Subordinated Agent or Subordinated Creditor taking any Enforcement Action shall automatically be reinstated as of the date of dismissal as if such Proceeding had not been initiated, unless Subordinated Agent and Subordinated Creditor shall have the right to take any Enforcement Action under another clause of this subsection 2.7(b); provided, further, that such reinstatement shall not affect the running of the 180 day period under clause (a) above to the extent the Subordinated Default giving rise thereto is not based on an acceleration of the Senior Indebtedness or the initiation of such Proceeding);
Subordinated Agent and Subordinated Creditor may, upon five (5) Business Days’ prior written notice to Senior Agent, take Enforcement Actions; provided, that no such notice shall be required in the case of any Enforcement Action permitted to be taken under clauses (ii) or (iii) of this subsection 2.7(b).
     3. Continued Effectiveness of this Agreement; Modifications to Senior Indebtedness.
     (a) The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of Subordinated Agent, Subordinated Creditor, Senior Agent and Senior Creditors arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (i) any amendment or modification of or supplement to the Senior Purchase Agreement, any other Basic Document or any Permitted Refinancing Debt Document (to the extent such amendment, modification or supplement is not prohibited under the terms of this Agreement) or any Subordinated Indebtedness Document; (ii) the validity or enforceability of any of such documents; or (iii) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness or the Subordinated Indebtedness or any of the instruments or documents referred to in clause (i) above.

     (b) Senior Agent and Senior Creditors may at any time and from time to time without the consent of or notice to Subordinated Agent or the Subordinated Creditor, without incurring liability to Subordinated Agent or the Subordinated Creditor and without impairing or releasing the obligations of Subordinated Agent or the Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any Senior Indebtedness, or amend, supplement, restate or otherwise modify in any manner any Basic Document or Permitted Refinancing Debt Document; provided, that Senior Creditors shall not amend or otherwise modify the terms of the Senior Indebtedness if the effect of such amendment or modification is to (i) increase the principal amount of the Senior Indebtedness to an amount in excess of the maximum amount determined pursuant to the proviso to the definition of Senior Indebtedness set forth herein, (ii) increase any fees on the Senior Indebtedness or any applicable interest rate with respect to the Senior Indebtedness by more than 300 basis points in excess of the highest rate set forth in the Senior Purchase Agreement as amended as of the date hereof, except in connection with the imposition of a default rate of interest pursuant to the terms of the Senior Purchase Agreement as in effect on the date hereof, or (iii) extend the final maturity of the Senior Indebtedness (as set forth in the Basic Documents in effect on the date hereof) by more than twelve months.
     4. Representations and Warranties. The Subordinated Creditor hereby represents and warrants (as to itself and not as to any other Person) to Senior Agent and Senior Creditors, and Senior Agent hereby represents and warrants (as to itself and not as to any other Person) to Subordinated Agent and the Subordinated Creditor, in each case as follows:
     4.1 Existence and Power. Such Person is duly organized, validly existing and in good standing under the laws of the state of its organization.
     4.2 Authority. Such Person has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational documents of such Person.
     4.3 Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Person enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.
     4.4 Conflicting Agreements; Litigation. No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on such Person or affecting the Property of such Person conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement. The execution, delivery and carrying out of the terms of this Agreement will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of such Person pursuant to the terms of any such mortgage, indenture, contract or agreement. No pending or, to the best of such Person’s knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance of the terms of this Agreement.
     4.5 No Divestiture. Solely in the case of the Subordinated Creditor, on the date hereof, Subordinated Creditor which is signatory hereto is the current owner and holder of the Subordinated Notes and all other Subordinated Indebtedness Documents.
     4.6 Default under Subordinated Indebtedness Documents and Senior Indebtedness Documents.
     (a) Solely in the case of the Subordinated Creditor, on the date hereof, to the knowledge of such Subordinated Creditor, no default exists under or with respect to any of the Subordinated Indebtedness Documents.
     (b) Solely in the case of each Senior Creditor, on the date hereof, to the knowledge of such Senior Creditor, no default exists under or with respect to the Senior Purchase Agreement or any of the other Basic Documents.
     5. Cumulative Rights, No Waivers. Each and every right, remedy and power granted to Senior Agent or Senior Creditors hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Senior Purchase Agreement, the other Basic Documents or Permitted Refinancing Debt Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Senior Agent or Senior Creditors, from time to time, concurrently or independently and as often and in such order as Senior Agent or Senior Creditors may deem expedient. Any failure or delay on the part of Senior Agent or Senior Creditors in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Senior Agent’s or Senior Creditors’ right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of Senior Agent’s or Senior Creditors’ rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.
     6. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by Senior Agent, any Senior Creditor, Subordinated Agent or the Subordinated Creditor therefrom, shall not be effective in any event unless the same is in writing and signed by Senior Agent, the Senior Creditors, Subordinated Agent and the holders of the Subordinated Notes, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific instance and for the specific purpose given. Any notice to or demand on Subordinated Agent or the Subordinated Creditor in any event not specifically required of Senior Agent or any Senior Creditor hereunder shall not entitle Subordinated Agent or the Subordinated Creditor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.
     7. Additional Documents and Actions. Subordinated Agent and the Subordinated Creditor at any time, and from time to time, after the execution and delivery of this Agreement, upon the request of Senior Agent or any Senior Creditor and at the expense of the Company, promptly will execute and deliver such further documents and do such further acts and things as Senior Agent or any Senior Creditor, may reasonably request in order to effect fully the purposes of this Agreement.
     8. Notices. All notices and communications under this Agreement shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, (iii) delivered by overnight express courier, or (iv) sent by telecopy (with such telecopy to be confirmed promptly in writing sent in accordance with (i), (ii) or (iii) above), addressed in each case as follows:

If to the Subordinated Creditor:	Credit Suisse, International Eleven Madison Avenue New York, NY 10010-3629 Attention: Kathleen Hess Facsimile: 610-322-2206

with a copy to:	Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Attention: Jane Summers Facsimile: (212) 751-4864

If to the Subordinated Agent:	The Bank of New York Trust Company, N.A. 10161 Centurian Parkway Jacksonville, Florida 32256 Attention: Corporate Trust Administration Facsimile:(904) 645-1921

with a copy to:	Emmet, Marvin & Martin, LLP 120 Broadway New York, NY 10271 Attention: Elizabeth M. Clark, Esq. Facsimile: (212) 238-3100

If to any Obligor:	Terremark Worldwide, Inc. 2601 S. Bayshore Drive Miami, FL 33133 Attention: Chief Financial Officer Facsimile: (305) 856-8190

with a copy to:	Greenberg Traurig 1221 Brickell Avenue, 22nd Floor Miami, FL 33133 Attention: Barbara Oikle Facsimile: (305) 961-5722

If to Senior Agent or any Senior Creditor:	FMP Agency Services, LLC 21 Custom House Street; 10th Floor Boston, MA 02110 Attention: William J. Kennedy Jr. Facsimile: (617) 412-2799

with a copy to:	Cahill Gordon & Reindel llp 80 Pine Street New York, New York 10005 Attention: John Papachristos, Esq. Facsimile: (212) 269-5420
or to any other address, as to any of the parties hereto (including any Person that becomes a holder of Subordinated Indebtedness after the date hereof), as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 8 shall be deemed received (i) if personally delivered, then on the Business Day of delivery, (ii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, (iii) if sent by registered or certified mail, on the earlier of the third Business Day following the day sent or when actually received or (iv) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (New York time), otherwise on the next Business Day.
     9. Severability. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.
     10. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Senior Agent and Senior Creditors and shall be binding upon the successors and assigns of Subordinated Agent, Subordinated Creditor and the Obligors.
     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument. Any such counterpart which may be delivered by facsimile, email or similar electronic transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Agreement.

     12. Defines Rights of Creditors; Subrogation.
     (a) The provisions of this Agreement are solely for the purpose of defining the relative rights of Subordinated Agent and Subordinated Creditor, on the one hand, and Senior Agent and Senior Creditors, on the other hand, and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, any Obligor. The failure of any Obligor to make any payment to the Subordinated Creditor due to the operation of this Agreement shall not be construed as prohibiting the occurrence of a Subordinated Default.
     (b) Subject to the Payment in Full of the Senior Indebtedness, in the event and to the extent cash, Property or securities otherwise payable or deliverable to the holders of the Subordinated Indebtedness shall have been applied pursuant to this Agreement to the payment of Senior Indebtedness, then and in each such event, the holders of the Subordinated Indebtedness shall be subrogated to the rights of each holder of Senior Indebtedness to receive any further payment or distribution in respect of or applicable to the Senior Indebtedness (provided, that if, after Payment in Full of all Senior Indebtedness, Senior Agent or any Senior Creditor takes action against an Obligor for any indemnity obligations owing to Senior Agent or any Senior Creditor under the Basic Documents or Permitted Refinancing Debt Documents, Subordinated Agent and the Subordinated Creditor each agrees that its rights of subrogation hereunder shall be suspended during such period of time that Senior Agent or any Senior Creditor is taking any such action to enforce any such indemnity obligations under the Basic Documents or Permitted Refinancing Debt Documents and Subordinated Agent and the Subordinated Creditor each agrees that it shall not be permitted to receive or retain any payment or distribution made on account of the Subordinated Indebtedness (other than a distribution of Reorganization Subordinated Securities and payments to the Subordinated Agent permitted by subsection 2.1) during such period); and, for the purposes of such subrogation, no payment or distribution to the holders of Senior Indebtedness of any cash, Property or securities to which any holder of Subordinated Indebtedness would be entitled except for the provisions of this Agreement shall, and no payment over pursuant to the provisions of this Agreement to the holders of Senior Indebtedness by the holders of the Subordinated Indebtedness shall, as between any Obligor, its creditors other than the holders of Senior Indebtedness and the holders of Subordinated Indebtedness, be deemed to be a payment by such Obligor to or on account of Senior Indebtedness.
     13. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Indebtedness Documents, the provisions of this Agreement shall control and govern. For purposes of this Section 13, to the extent that any provisions of any of the Subordinated Indebtedness Documents provide rights, remedies and benefits to Senior Agent or Senior Creditors that exceed the rights, remedies and benefits provided to Senior Agent or Senior Creditors under this Agreement, such provisions of the applicable Subordinated Indebtedness Documents shall be deemed to supplement (and not to conflict with) the provisions hereof.
     14. Statement of Indebtedness to the Subordinated Creditor. The Company will furnish to Senior Agent, upon demand, a statement of the indebtedness owing from Obligors to Subordinated Creditor, and will give Senior Agent access to the books of Obligors in accordance with the Senior Purchase Agreement so that Senior Agent can make a full examination of the status of such indebtedness. The Company will furnish to the Subordinated Creditor, upon demand, a statement of the indebtedness owing from Obligors to Senior Creditors, and will give the Subordinated Creditor access to the books of Obligors in accordance with the Subordinated Purchase Agreement so that the Subordinated Creditor can make a full examination of the status of such indebtedness.
     15. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.
     16. Termination. This Agreement shall terminate upon the Payment in Full of the Senior Indebtedness.
     17. Subordinated Default Notice. The Company shall provide Senior Agent and each Senior Creditor with prompt written notice of the occurrence of a Subordinated Default (which notice shall incorporate a reasonably detailed description of such Subordinated Default) and of any cure or waiver thereof. The Company shall provide Subordinated Agent and the Subordinated Creditor with prompt written notice of the occurrence of a Senior Payment Default or Senior Covenant Default, as the case may be (which notice shall incorporate a reasonably detailed description of such Senior Payment Default or Senior Covenant Default), and of any cure or waiver thereof.
     18. APPLICABLE LAW. THIS AGREEMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
     19. JURISDICTION AND VENUE. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE, COUNTY AND CITY OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PERSON BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PERSON AT THE ADDRESS SET FORTH IN SECTION 8 OF THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
     20. WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY HERETO (INCLUDING, WITHOUT LIMITATION, ANY PERSON THAT BECOMES A HOLDER OF SUBORDINATED INDEBTEDNESS OR SENIOR INDEBTEDNESS AFTER THE DATE HEREOF) HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING

OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY HERETO (INCLUDING, WITHOUT LIMITATION, ANY PERSON THAT BECOMES A HOLDER OF SUBORDINATED INDEBTEDNESS OR SENIOR INDEBTEDNESS AFTER THE DATE HEREOF) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PERSON HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT SUCH PERSON WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO (INCLUDING, WITHOUT LIMITATION, ANY PERSON THAT BECOMES A HOLDER OF SUBORDINATED INDEBTEDNESS OR SENIOR INDEBTEDNESS AFTER THE DATE HEREOF) WARRANTS AND REPRESENTS THAT SUCH PERSON HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
     21. No Contest of Senior Indebtedness or Liens; No Security for Subordinated Indebtedness. The Subordinated Creditor agrees that it will not, and will not encourage any other Person to, at any time, contest the validity, perfection, priority or enforceability of the Senior Indebtedness or Liens in the Senior Creditor Collateral pursuant to the Senior Purchase Agreement, the other Basic Documents or the Permitted Refinancing Debt Documents or accept or take any collateral security for the Subordinated Indebtedness.
     22. Notice to Subordinated Agent.
          The Subordinated Creditor and the Company shall give prompt written notice to the Subordinated Agent of any fact known to the Subordinated Creditor or the Company, respectively, which would prohibit the making of any payment to or by the Subordinated Agent in respect of the Subordinated Notes. Failure to give such notice shall not affect the subordination of the Subordinated Notes to Senior Indebtedness. Notwithstanding the provisions of this or any other provision of this Agreement, the Subordinated Agent shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Subordinated Agent in respect of the Subordinated Notes, unless and until the Subordinated Agent shall have received written notice thereof at the address specified in Section 8 from the Subordinated Creditor or the Company; and, prior to the receipt of any such written notice, the Subordinated Agent shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Responsible Officer (as defined in the Indenture) of the Subordinated Agent shall not have received, at least two Business Days prior to the date upon which by the terms of the Indenture any such money may become payable for any purpose, the notice with respect to such money provided for in this Section 22, then, anything herein contained to the contrary notwithstanding, the Subordinated Agent shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. The Subordinated Agent shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a representative of the Subordinated

Creditor or the Company to establish that such notice has been given by a representative of the Subordinated Creditor or the Company, as applicable. Nothing in this Section 22 shall permit the Subordinated Creditor to accept any payments from the Company or the Subordinated Agent prohibited by any section of this Agreement.
          23. Reliance on Judicial Order or Certificate of Liquidating Agent.
          Upon any payment or distribution of assets of the Company referred to in this Agreement, the Subordinated Agent and the Subordinated Creditor shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Subordinated Agent or the Subordinated Creditor, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Agreement.
          24. Subordinated Agent Not Fiduciary for Holders of Senior Indebtedness.
          The Subordinated Agent shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Subordinated Agent shall in good faith mistakenly pay over or distribute to the Subordinated Creditor or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Agreement or otherwise. With respect to the holders of Senior Indebtedness, the Subordinated Agent undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Agreement and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Agreement against the Subordinated Agent.
          25. Rights of the Subordinated Agent.
          The rights, privileges, protections and benefits given to the Subordinated Agent, in its capacity as trustee, paying agent, registrar and conversion agent, under Article VII of the Indenture (including, without limitation, its rights to be indemnified) are extended to, and shall be enforceable by, the Subordinated Agent in connection with its execution of this Agreement and its performance hereunder and to each agent, custodian and other Person employed to act hereunder.
[remainder of page intentionally left blank; signature pages follow]

          IN WITNESS WHEREOF, the Obligors have caused this Agreement to be executed as of the date first above written. The Obligors, by their execution and delivery of this Agreement, agree not to take any actions inconsistent with this Agreement.

TERREMARK WORLDWIDE INC., a Delaware corporation
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

NAP OF THE AMERICAS, INC.
NAP OF THE AMERICAS/WEST, INC.
PARK WEST TELECOMMUNICATIONS INVESTORS, INC.
SPECTRUM TELECOMMUNICATIONS CORP.
TECOTA SERVICES CORP.
TERREMARK FINANCIAL SERVICES, INC.
TERREMARK FORTUNE HOUSE #1, INC.
TERREMARK LATIN AMERICA, INC.
TERREMARK MANAGEMENT SERVICES, INC.
TERREMARK REALTY, INC.
TERREMARK TECHNOLOGY CONTRACTORS, INC.
TERRREMARK TRADEMARK HOLDINGS, INC.
TERRENAP DATA CENTERS, INC.
TERRENAP SERVICES, INC.
TERREMARK EUROPE, INC.

By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

OPTICAL COMMUNICATIONS, INC.
By:	/s/ Manuel D. Medina
	Name:	Manuel D. Medina
Title:

Series B Notes Subordination Agreement

TERREMARK FEDERAL GROUP, INC.

By:	/s/ Nelson Fonseca
	Name:	Nelson Fonseca
	Title:	Treasurer and Chief Financial Officer

Series B Notes Subordination Agreement

          IN WITNESS WHEREOF, Senior Agent and Senior Creditor have caused this Agreement to be executed as of the date first above written.

SENIOR AGENT: FMP AGENCY SERVICES, LLC
By:	/s/ William J. Kennedy, Jr.
	Name:	William J. Kennedy, Jr.
	Title:	Manager

SENIOR CREDITORS:

FALCON MEZZANINE PARTNERS, LP

By:	Falcon Mezzanine Investments, LLC,
its General Partner

By:	/s/ Rafael Fogel
	Name:	Rafael Fogel
	Title:	Vice President

Series B Notes Subordination Agreement

STICHTING PENSIOENFONDS VOOR DE GEZOND-HEID, GEESTELIJKE EN MAATSCHAPPELIJKE BELANGEN, Duly represented by AlpInvest Partners, N.V.

By:	/s/ M. Rademakers
	Name:	M. Rademakers
	Title:	Tax Counsel

By:	/s/ C.F. de Ru
	Name:	C.F. de Ru
	Title:	Senior Legal Counsel

STICHTING PENSIOENFONDS ABP, Duly represented by AlpInvest Partners N.V.
By:	/s/ M. Rademakers
	Name:	M. Rademakers
	Title:	Tax Counsel

By:	/s/ C.F. de Ru
	Name:	C.F. de Ru
	Title:	Senior Legal Counsel

Series B Notes Subordination Agreement

          IN WITNESS WHEREOF, Subordinated Creditor has caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR: CREDIT SUISSE, INTERNATIONAL
By:	/s/ Robert Nydegger
	Name:	Robert Nydegger
	Title:	Managing Director

By:	/s/ Damien Dwin
	Name:	Damien Dwin
	Title:	Director
Series B Notes Subordination Agreement

          IN WITNESS WHEREOF, Subordinated Agent has caused this Agreement to be executed as of the date first above written

SUBORDINATED AGENT: THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Geraldine Creswell
	Name:	Geraldine Creswell
	Title:	Assistant Treasurer

Series B Notes Subordination Agreement